Exhibit 10.21

Form of Note

Exhibit 10.21 Form of Note

THIS NOTE, THE SHARES OF COMMON STOCK AND/OR OTHER SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE.

ANPATH GROUP, INC.

8% Subordinated Convertible Promissory Note

Note No.: [__] [___________], 200_

FOR VALUE RECEIVED, Anpath Group, Inc., a Delaware corporation (collectively with all of its Subsidiaries, the “Company”) with its principal executive office at 116 Morlake Drive, Suite 201, Mooresville, North Carolina 28117, promises to pay to the order of [________________], (the “Holder”), or registered assigns, the principal amount of [____________dollars ($_______)] (the “Principal Amount”), plus accrued interest thereon, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, which sum shall be due and payable on the Maturity Date (as defined below). Interest on this Note shall accrue and be payable in accordance with Section 3 hereof.

This Note is one of a series of similar Notes issued in connection with the Company’s private placement (the “Offering”) of its units (“Units”), each Unit consisting of (i) a Note in the aggregate principal amount of $10,000 and (ii) a Warrant to purchase 20,000 shares of common stock of the Company on a 50 Unit ($500,000) minimum and a 500 Unit ($5,000,000) maximum basis.  In the Offering, the Company sold its securities to “accredited investors” pursuant to Subscription Agreements by and between the Company and the Investors named therein (the “Subscription Agreements”).  In addition to the terms defined elsewhere in this Note, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Subscription Agreements.

Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and in immediately available funds.  Any amounts which become due and payable pursuant to this Note on a day that is not a Business Day (as hereafter defined) shall be due and payable on the first Business Day after such date.  For purposes of this Note, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of North Carolina.

The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees, in the event of an Event of Default (as defined below), to pay to the Holder of this Note, on demand, all costs and expenses (including legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

Exhibit 10.21 Form of Note

Maturity.  This Note together with all fees and expenses (if any), and accrued, but unpaid interest thereon, shall be immediately due and payable on [_______, 200_](the date that is the one (1) year anniversary of the Issue Date (as defined below) of this Note) (the “Maturity Date”).  In the event that the Maturity Date falls on a Saturday, Sunday or a holiday on which banks in the State of North Carolina are closed, the Maturity Date shall be the first Business Day occurring immediately after such date.

Prepayment.  This Note may be prepaid by the Company at any time prior to the Maturity Date, in whole or in part, without any premium or penalty.  All such payments shall be applied first to accrued interest and then to the outstanding Principal Amount.

Interest.

.109 Interest Rate. The outstanding Principal Amount shall bear interest at the rate of eight (8%) percent per annum.

.110 Computation and Payment of Interest.  Interest on the Principal Amount shall accrue commencing on the date of this Note (the “Issue Date”) and shall be due and payable on the Maturity Date.  Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed from the Issue Date to the Maturity Date.

Conversion.

.111 Optional Conversion.  Commencing on the Issue Date and ending on the last Business Day immediately prior to the Maturity Date (the “Optional Conversion Period”) and subject to the limitation provided in Section 5F below, the outstanding Principal Amount of this Note and all accrued interest may be converted into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 (the “Common Stock”) at any time and from time to time, at the then effective Optional Conversion Price (as defined below) at the sole discretion of the Holder of this Note, by delivering to the Company this Note (or an affidavit of lost Note, together with an applicable bond, all in form and substance reasonably satisfactory to the Company and its legal counsel) with a written notice (the “Optional Conversion Notice”), in the form of Exhibit A annexed hereto.

.112 Mandatory Conversion.  Notwithstanding anything to the contrary provided herein or elsewhere, on the Maturity Date, the outstanding Principal Amount of this Note and all accrued interest shall automatically convert into Conversion Shares at the then effective Mandatory Conversion Price (as defined below).  The Company will notify the Holder, in writing, of a Mandatory Conversion and the number of Conversion Shares to be issued to the Holder pursuant to such Mandatory Conversion (a “Mandatory Conversion Notice”) within five (5) Business Days after the Maturity Date.  In the event that the Holder disputes the number of Conversion Shares to be issued pursuant to the Mandatory Conversion Notice, within five (5) Business Days of Holder’s receipt of the Mandatory Conversion Notice, the Holder shall send to the Company a notice of such dispute which shall include Holder’s calculations and basis for such dispute (a “Holder’s Notice of Objection”) and such dispute shall be resolved in accordance with Section 5H below.  In the event of Mandatory Conversion, the Company shall deliver a certificate or certificates representing the Conversion Shares in accordance with Section 5E below.   Notwithstanding anything to the contrary provided herein or elsewhere, except for the provisions regarding delivery of Conversion Shares pursuant to Section 5E below, this Note shall be deemed null and void on the Maturity Date.

Conversion Price.  The price per share at which this Note shall be convertible into Conversion Shares (the “Conversion Price”), is as follows:

.113 Optional Conversion Price.  During the Optional Conversion Period, the Principal Amount of this Note and all accrued interest shall be convertible into Conversion Shares at a Conversion Price equal to $0.50 per share (the “Optional Conversion Price”), subject to adjustment from time to time as provided in this Note.

.114 Mandatory Conversion Price.  On the Maturity Date the Principal Amount of this Note and all accrued interest shall be convertible into Conversion Shares at a Conversion Price, equal to eighty percent (80%) of the average Market Price (as defined below) for the twenty (20) Trading Days (as defined below) immediately preceding the Maturity Date (the “Mandatory Conversion Price”); provided, however, and the foregoing notwithstanding, in no event shall the Mandatory Conversion Price be less than $0.20 per share or more than $0.50 per share.

.115 Definitions.  For purposes hereof:

.1 “Conversion Date” shall mean the earlier to occur of (i) date that the Company receives a Conversion Notice and (ii) the Maturity Date.

.2 “Market Price” for any Trading Day shall mean (a) if the Common Stock is then quoted on the Over-the-Counter Bulletin Board (the “Bulletin Board”) the closing sale price of one share of Common Stock on the Bulletin Board or such other quotation system or association or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon(b) if the Common Stock is then listed on the Nasdaq Market (“Nasdaq”) or another national stock exchange, the closing sale price of one share of Common Stock on such exchange; (c) if the Common Stock is then included in the “pink sheets,” the closing sale price of one share of Common Stock on the “pink sheets”, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the “pink sheets”; or (d) if the Common Stock is not then listed on a national stock exchange or quoted on the Bulletin Board, the “pink sheets” or such other quotation system or association, the fair market value of one share of Common Stock as of the Conversion Date, as determined in good faith by the Board of Directors of the Company.

Exhibit 10.21 Form of Note

.3 “Principal Market” means the Bulletin Board and shall also include the NYSE Alternext (formerly known as the American Stock Exchange) or Nasdaq, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

.4 “Trading Day” means any day during which the Principal Market shall be open for business.

.116 Conversion Shares Issuable Upon Conversion.  The number of Conversion Shares to be issued upon conversion of this Note shall be determined by dividing (i) the outstanding Principal Amount plus all accrued and unpaid interest thereon to be converted by (ii) the Conversion Price, in effect at the time of conversion.

.117 Conversion Mechanics.

.1 Surrender of Note Upon Optional Conversion.   In order to convert all or any portion of the Principal Amount of this Note (and accrued and unpaid interest thereon) into Conversion Shares pursuant to an Optional Conversion, the Holder shall be required to physically surrender this Note (or an affidavit of lost Note, together with an applicable bond, all in form and substance reasonably satisfactory to the Company and its legal counsel) along with a Conversion Notice to the Company (at its principal place of business) as a condition precedent to receive a certificate or certificates representing the Conversion Shares.

.2 Surrender of Note Upon Mandatory Conversion.  In the event of a Mandatory Conversion, the Holder shall be required to physically surrender this Note (or an affidavit of lost Note, together with an applicable bond, all in form and substance reasonably satisfactory to the Company and its legal counsel) no later than five (5) business days after the Maturity Date, to the Company (at its principal place of business) as a condition precedent to receive a certificate or certificates representing the Conversion Shares.

.3 Delivery of Conversion Share Certificates Upon Conversion.  Upon receipt by the Company of this Note (or an affidavit of lost Note, together with an applicable bond, all in form and substance reasonably satisfactory to the Company and its legal counsel) and provided this Note has been converted in accordance with the requirements of this Note, the Company shall promptly issue and deliver (and in any event within three (3) Business Days following the date the Company receives the documentation necessary to effect the conversion, including any documentation required under Section 5H below) or cause to be issued and delivered to or upon the order of the Holder a certificate or certificates representing the Conversion Shares.

.118 Limitation on Optional Conversion.  Notwithstanding anything to the contrary contained herein, the number of Conversion Shares that may be acquired by the Holder upon an Optional Conversion of this Note shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 4.9% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the Conversion Shares issuable upon such exercise) (the “Conversion Limit”). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This restriction may not be waived.  In the event that the number of Conversion Shares to be issued will cause the Holder’s ownership of Common Stock to exceed the Conversion Limit, the Principal Amount of this Note to be converted shall be reduced such that the number of Conversion Shares to be issued shall not cause the Holder to exceed the Conversion Limit and the Company shall issue the Holder a new Note, for the portion of the Principal Amount that was not converted to Conversion Shares.

.119 Sale or Transfer of Conversion Shares.  Conversion Shares may not be sold or transferred unless  (i) such Conversion Shares are sold pursuant to an effective registration statement under the Securities Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration.   Each certificate for Conversion Shares that has not been sold pursuant to an effective registration statement or that has not been sold pursuant to an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT.”

.120 Dispute Resolution.  In the case of any dispute with respect to the number of Conversion Shares to be issued upon conversion of this Note, the Company shall promptly issue such number of Conversion Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via fax (or, it the Holder has not provided the Company with a fax number, by overnight courier) within five (5) Business Days of receipt of: (i) in the case of an Optional Conversion, the Holder’s Optional Conversion Notice and (ii) in the case of a Mandatory Conversion, the Holder’s Notice of Objection.  If the Holder and the Company are unable to agree as to the determination of the Conversion Price within five (5) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall in accordance with this Section, submit via facsimile the disputed determination to its independent auditor.  The Company shall cause its independent auditor to perform the determinations or calculations and notify the Company and the Holder of the results promptly, in writing and in sufficient detail to give the Holder and the Company a clear understanding of the issue.  The determination by the Company’s independent auditor shall be binding upon all parties absent manifest error.  The Company shall then on the next Business Day instruct its transfer agent to issue certificate(s) representing the appropriate number of Conversion Shares in accordance with the independent auditor’s determination and this Section.  The prevailing party shall be entitled to reimbursement of all fees and expenses of such determination and calculation.

Exhibit 10.21 Form of Note

Certain Adjustments. The Conversion Price in effect at any time and the number and kind of securities issuable upon conversion of this Note shall be subject to adjustment from time to time upon the happening of certain events as follows:

.121 Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time on or after the Issue Date effects a stock split or subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before such stock split or subdivision shall be proportionately decreased.  If the Company at any time or from time to time effects a reverse stock split or combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before such reverse stock split or combination shall be proportionately increased.  Any adjustment under this Section 6A shall become effective at the close of business on the date the subdivision or combination becomes effective.

.122 Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time on or after the Issue Date makes or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 6B as of the time of actual payment of such dividends or distributions.

.123 Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time on or after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the Holder of this Note shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which the Holder would have received had this Note been converted into Common Stock on the date of such event and had Holder thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by the Holder as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the Holder of this Note.

.124 Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time on or after the Issue Date, the Common Stock issuable upon the conversion of this Note is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 6), then and in any such event the Holder of this Note shall have the right thereafter upon conversion of this Note to receive the kind and amount of stock and other securities and property receivable by holders of Common Stock upon such recapitalization, reclassification or other change, that the Holder would have received if this Note had been converted to Conversion Shares immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

.125 Adjustment for Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time on or after the Issue Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder of this Note shall thereafter be entitled to receive upon conversion of this Note the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the Holder of this Note after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares to be received upon conversion of this Note) shall be applicable after that event and be as nearly equivalent as may be practicable.

.126 Adjustment for Sale of Shares Below Conversion Price.

.1 In the event the Company shall at any time issue Additional Stock (as defined below) at a price per share less than the Conversion Price then in effect or without consideration (a “Trigger Issuance”) then the Conversion Price then in effect upon each such Trigger Issuance shall be adjusted to a price determined as follows:

Exhibit 10.21 Form of Note

                                                 Conversion Price  = (A x B) + D
                                                                                          A + C
Where:
“A” equals the number of shares of Common Stock outstanding, including Additional Stock deemed to be issued hereunder, immediately preceding such Trigger Issuance;

“B” equals the Conversion Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of shares of Additional Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance,

provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price immediately prior to such Trigger Issuance.

.2 “Additional Stock” shall mean Common Stock or options, warrants or other rights to acquire or securities convertible into or exchangeable for shares of Common Stock, including shares held in the Company’s treasury, and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, other than Additional Stock:

.A issued or issuable upon conversion any Notes issued in connection with the Offering;

.B issued or issuable upon the exercise of any Warrants and/or Agent Warrants issued in connection with the Offering;

.C issued or issuable upon the conversion or exercise or exchange of options, warrants, rights and other securities or debt that are outstanding on the Issue Date;

.D issued or issuable pursuant to stock option plans which have been approved by the Company’s directors and shareholders on or prior to the Issue Date; or

.E issued or issuable as a result of any anti-dilution in any outstanding securities of the Company that are outstanding on the Issue Date.

.127 No Adjustments in Certain Circumstances. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five ($0.05) cents in such price; provided, however, that any adjustments which by reason of this Section 6G are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

.128 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of a Note a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of a Note, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments.

Covenants of Company.  The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 7:

.129 Reservation of Shares.  The Company agrees at all times to reserve and hold available out of its authorized but unissued shares of Common Stock the number of shares of Common Stock issuable upon the full exercise of this Note.  The Company further covenants and agrees that all Conversion Shares that may be delivered upon the conversion of this Note will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

.130 Maintenance of Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its existence as a corporation, and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

.131 Maintenance of Property. The Company will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

.132 Insurance. The Company will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property as shall be reasonably required in the conduct of its business;

Exhibit 10.21 Form of Note

.133 Notice of Certain Events. The Company will give prompt written notice (with a description in reasonable detail) to the Holder:

.1 the occurrence of any Event of Default (defined hereafter) or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default; and

.2 the delivery of any notice to the Company effecting the acceleration of any indebtedness of the Company in excess of $50,000; and

.3  the occurrence of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Holder in writing which has been instituted against the Company or to which any of its properties, assets or revenues is subject which, if adversely determined, would reasonably be expected to have a material adverse effect on the Company.

Events of Default.

.134 The term “Event of Default” shall mean any of the events set forth in this Section 8A:

.1 Non-Payment of Obligations. The Company shall default in the payment of the Principal Amount or accrued interest on this Note as and when the same shall become due and payable, whether by acceleration or otherwise.

.2 Non-Performance of Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 8, which default shall continue uncured for five (5) Business Days.

.3 Bankruptcy, Insolvency, etc. The Company shall:

.A admit in writing its inability to pay its debts as they become due;

.B apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

.C in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

.D permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

.E take any corporate or other action authorizing, or in furtherance of, any of the foregoing.

.4 Termination of Business; Dissolution.  The termination of the Company’s business and/or the dissolution of the Company.

.135 Action if Bankruptcy; or Termination of Business or Dissolution. If any Event of Default described in clauses (iii)(a) through (e), or (iv) of Section 8A shall occur, the outstanding Principal Amount, all accrued but unpaid interest and all other obligations under this Note shall automatically be and become immediately due and payable, without notice or demand.

.136 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clause B immediately preceding) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Holder may, upon notice to the Company, declare all or any portion of the outstanding Principal Amount, together with interest accrued on this Note, to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid Principal Amount hereof, such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

Exhibit 10.21 Form of Note

Amendments and Waivers.

.137 The provisions of this Note may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Company and the Holder.

.138 No failure or delay on the part of the Holder in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Holder shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

.139 To the extent that the Company makes a payment or payments to the Holder, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

.140 After any waiver, amendment or supplement under this Section 9 becomes effective, the Company shall mail to the Holder a copy thereof.

Subordination.  In the event of an Event of Default described in Section 8A, payment of the Principal Amount, all accrued and unpaid interest and all other obligations under this Note (collectively, the “Payments”), shall be subordinated to the right of payment of all obligations of the Company under the Loan and Security Agreement dated as of January 8, 2008 by and between the Company and ANPG Lending LLC (the “Senior Loan Agreement”), as such obligations currently exist or as such obligations may be modified, amended or extended by agreement of the Company and the lender under the Senior Loan Agreement (the “Senior Obligations”).  In addition, all Payments shall be subordinated to payment of all Senior Obligations.

Miscellaneous.

.141 Notice of Certain Events.  All notices, requests, waivers and other communications made pursuant to this Note shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) two business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To Holder:	To the Company:
[Holder Name]	• Anpath Group, Inc.
[Holder Address]	116 Morlake Drive, Suite 201
Mooresville, NC 28117
Attention: Stephen Hoelscher
Telephone: 704-658-3350
Fax: 704-658-3358

Exhibit 10.21 Form of Note

.142 Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Holder shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Holder, respectively, whether so expressed or not.

.143 Governing Law.  The Company and the Holder hereby expressly and irrevocably agree that this Note shall be governed by and construed solely and exclusively in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof. The Company and the Holder hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.

.144 Cash Payments. No fractional shares (or scrip representing fractional shares) of Common Stock shall be issued upon conversion of this Note. In the event that the conversion of this Note would result in the issuance of a fractional share of the Conversion Shares, the Company shall pay a cash adjustment in lieu of such fractional share to the holder of this Note.

.145 Stamp Taxes, etc. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Conversion Shares, upon conversion of this Note; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Note, and the Company shall not be required to issue or deliver any such certificate unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the Company’s satisfaction that such tax has been paid.

.146 Waiver of Jury Trial. THE HOLDER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE HOLDER OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER’S PURCHASE OF THIS NOTE.

.147 Change; Modifications; Waiver. No terms of this Note may be amended, waived or modified except by the express written consent of the Company and the Holder.

.148 Headings. The headings in this Note are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

.149 Successors.  All the covenants, agreements, representations and warranties contained in this Note shall bind the parties hereto and their respective heirs, executors, administrators, distributes, successors, assigns, and transferees.

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Exhibit 10.21 Form of Note

Exhibit 10.21 Form of Note9

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

ANPATH GROUP, INC.

By:
Name: Stephen Hoelscher
Title: Chief Financial Officer

Exhibit 10.21 Form of Note

EXHIBIT A
Optional Conversion Notice

________ __, 200_

Anpath Group, Inc.
116 Morlake Drive, Suite 201
Mooresville, NC 28117
Attention:  Stephen Hoelscher

Re:           Conversion of Note

Gentlemen:

• You are hereby notified that, pursuant to, and upon the terms and conditions of the 8% Subordinated Convertible Promissory Note of Anpath Group, Inc. (the “Company”), in the principal amount of $_______________ (the “Note”), held by the undersigned, the undersigned hereby elects to exercise the undersigned’s Optional Conversion (as such term in defined in the Note) rights, effective as of the date of this writing.

• The undersigned hereby represents and warrants to the Company that, after giving effect to the conversion provided for in this Conversion Notice, the undersigned (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such person’s affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock as determined pursuant to the provisions of Section 5F of the Note.

• The undersigned further represents to the Company that, as of the date of conversion (i) the shares of Common Stock being acquired pursuant to this Conversion Notice are being acquired solely for the undersigned’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale; and (ii) the undersigned is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

Please provide the undersigned with all applicable instructions for the Conversion of the Note, and issue certificate(s) for the applicable shares of the Common Stock issuable upon the Conversion, in the name of the person provided below.

Very truly yours,

Name:

(If the Holder cannot make the representations required above, because they are factually incorrect, it shall be a condition to the conversion of the Note that the Company receive such other representations as the Company considers necessary, acting reasonably, to assure the Company that the issuance of securities upon conversion of this Note shall not violate any United States or other applicable securities laws.)

Please issue certificate(s) for Common Stock as follows:

Name

Address

Social Security No.

Exhibit 10.21 Form of Note